Exhibit 31.1

Certification of CEO Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Perry D. Odak, certify that:

1.	I have reviewed this report on Form 10-K for the period ended January 1, 2005, of Wild Oats Markets, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Omitted;

4.	Omitted; and

5.	Omitted.

Date: March 17, 2005

/s/ Perry D. Odak
Perry D. Odak